Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of February 16, 2007 by and between INFOSONICS CORPORATION, a Maryland corporation ("Borrower"), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION ("Trade Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of October 6, 2005, as amended from time to time ("Credit Agreement").

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.	The second paragraph of Article I. CREDIT FACILITY, Section 1.2 Credit Extension Limit, is hereby deleted in its entirety, and the following substituted therefor:

“The Subfacility(s) of the Revolving Credit Facility are as follows:

(a)	Sight Commercial Letters of Credit
(b)	Usance Commercial Letters of Credit including
(1) Acceptances
(c)	Standby Letters of Credit.”

II.	The REPORTS, Borrowing Base Certificate section of EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in its entirety, and the following substituted therefor:

“Borrowing Base Certificate and Reconciliation of Accounts: Not later than twenty (20) calendar days after and as of the end of each month, a borrowing base certificate and reconciliation of accounts.”

III.	The REPORTS, Projections section of EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in its entirety, and the following substituted therefor:

“Projections: Not later than sixty (60) calendar days after each of Borrower’s fiscal years, a projection in form and substance satisfactory to Trade Bank.”

IV.	The REPORTS, Credit Insurance Policy section of EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in its entirety, and the following substituted therefor:

1.  “Credit Insurance Policy: Not later than November 30, 2007, a copy of Euler Hermes ACI credit insurance policy renewal and not later than August 1, 2008 a copy of FCIA Management Company, Inc.’s credit insurance policy renewal.”

V.	“Lender’s address “as noted on Page 14, shall be deleted in its entirety and the following substituted therefor:

“2030 Main Street, Suite 650, Irvine, CA 92614”

VI.
EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT shall be deleted in its entirety, and the attached EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT, all terms of which are incorporated herein by this reference, shall be substituted therefor.

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

INFOSONICS CORPORATION	WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION

By: /s/ Jeffrey Klausner	By: /s/ Naseem Aboudaher
Jeffrey Klausner Title: Chief Financial Officer	Naseem Aboudaher Assistant Vice President

EXHIBIT B
WELLS FARGO HSBC TRADE BANK	REVOLVING CREDIT FACILITY SUPPLEMENT

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: INFOSONICS CORPORATION

CREDIT LIMIT FOR THIS REVOLVING CREDIT LOAN FACILITY AND SUBLIMITS: Credit Limit: the lesser of (a) Thirty Million Dollars ($30,000,000) or (b) the Borrowing Base in effect from time to time.

CREDIT SUBLIMITS: Subject to the Revolving Credit Facility Credit Limit, the Credit Sublimit for each Subfacility specified below refers to the aggregate amount which may be outstanding at any one time under each such Subfacility.

• Sight Commercial Letters of Credit	$15,000,000
• Usance Commercial Letters of Credit	$15,000,000
(a) Acceptances	$10,000,000
• Standby Letters of Credit	$5,000,000

The aggregate amount of Credit Extensions outstanding under the following Subfacilities may not at any one time exceed $15,000,000:

• Sight Commercial Letters of Credit Facility • Usance Commercial Letters of Credit Facility

FACILITY DESCRIPTION: Trade Bank will make the Revolving Credit Facility available to finance Borrower’s working capital requirements. Subject to the credit sublimits specified above, the Revolving Credit Facility may be supported by (i) a standby letter of credit in favor of Trade Bank, (ii) a guarantee or (iii) accounts receivable, inventory or other collateral. Revolving Credit Loans cannot be used to repay outstanding Revolving Credit Loans or Term Loans that have matured or to repay amounts due under any other Facilities provided to Borrower.

FACILITY DOCUMENTS:

•	Revolving Credit Loans Note: The term and prepayment conditions of the Loans under Revolving Credit Facility are set forth in Revolving Credit Loans Note.

INTEREST RATES:

•	Loans under Revolving Credit Facility: All outstanding Loans under Revolving Credit Facility will bear interest at the following rate:

Prime Rate: The Prime Rate minus .25% per annum.
Other Rate: Libor plus 1.50% per annum

Interest Payment Dates: Interest on all outstanding Loans under Revolving Credit Facility will be paid at least once each month on the first day of the month.

FEES:

•	Sight Commercial Credits and Usance Commercial Credits:

Issuance Fees/Fees For Increasing Credit Amounts: (Minimum $100)
1/10 of 1% of the face amount of each Sight Commercial Credit or Usance Commercial Credit and of any increase in such amount.
Payable: At the time each Sight Commercial Credit or Usance Commercial Credit is issued or increased.

Extending Expiration Dates: (Minimum $100)
1/10 of 1% per annum for the extension of expiration dates
Payable: At the time the expiration date of any Sight Commercial Credit or Usance Commercial Credit is extended.

Amendment Fees: (Minimum $100)
$100 for each amendment, unless the amendment is an increase in the Sight Commercial Credit or Usance Commercial Credit amount or an extension of the expiration date, in which case the Issuance Fee above will substitute for any Amendment Fee.
Payable: At the time each amendment is issued.

Negotiation/Payment/Examination Fees: (Minimum $125)
1/10 of 1% of the face amount of each drawing under each Sight Commercial Credit or Usance Commercial Credit.
Payable: At the time any draft or other documents are negotiated, paid or examined.

Swift Fee: (Flat fee $75)

Acceptance Fees: (Minimum $125)
1.5% per annum, calculated on a year of 360 calendar days for the number of days in the term of each acceptance, on the face amount of each draft accepted under each Usance Commercial Credit.

Payable: At the time each draft is accepted.

•	Standby Credits:

Commission Fees/Fees For Increasing Credit Amounts or Extending Expiration Dates: (Minimum $500)
1.5% per annum of each Standby Credit and of any increase in such amount.
Payable: At the time each Standby Credit is issued or increased and at the time the expiration date of any Standby Credit is extended.

Amendment Fees: (Minimum $130)
$130 for each amendment, unless the amendment is an increase in the Standby Credit amount or an extension of the expiration date, in which case the Commission Fee above will substitute for any Amendment Fee.
Payable: At the time each amendment is issued.

Negotiation/Payment/Examination Fees: (Minimum $250)
1/4 of 1% of the face amount of each drawing under each Standby Credit.
Payable: At the time any draft or other documents are negotiated, paid or examined.

COLLATERAL: See Exhibit C - Collateral/Credit Support Document.

SUBFACILITIES DESCRIPTION, PURPOSE, DOCUMENTS, TERM, AND PREPAYMENTS:

•	Sight Commercial Credits:

Description And Purpose: Trade Bank will issue sight commercial letters of credit (each a "Sight Commercial Credit") for the account of Borrower for the purpose or purposes stated below. Subject to the credit sublimits specified above, these Sight Commercial Credits will be transferable or not transferable and have the goods related to them consigned to or not consigned to, or controlled by or not controlled by, Trade Bank. The Sight Commercial Credit Sublimit specified above refers to the aggregate undrawn amount of all Sight Commercial Credits which may be at any one time outstanding under this Facility together with the aggregate amount of all drafts drawn under such Sight Commercial Credits which have not been reimbursed as provided below at such time.

This Subfacility may only be used for the following purpose: issuance of Sight Commercial Credits for the importation of wireless handsets, accessories and related components.

Documents:
Before the first Sight Commercial Credit is issued:
Trade Bank's standard form Commercial Letter of Credit Agreement;

Before each Sight Commercial Credit is issued:
Trade Bank's standard form Application For Commercial Letter of Credit;

Before each Sight Commercial Credit is amended:
Trade Bank's standard form Application For Amendment To Letter of Credit;

Term: No Sight Commercial Credit may expire more than one hundred eighty (180) calendar days after the date it is issued.

•	Usance Commercial Credits:

Description And Purpose: Trade Bank will issue usance commercial letters of credit (each a "Usance Commercial Credit") for the account of Borrower and create bankers' acceptances from drafts drawn under these Usance Commercial Credits ("Acceptances") and, if indicated above, incur deferred payment obligations from drawings under Usance Commercial Credits. Subject to the credit sublimits specified above, these Usance Commercial Credits will be transferable or not transferable and have the goods related to them consigned to or not consigned to, or controlled by or not controlled by, Trade Bank. The Usance Commercial Credit Sublimit specified above refers to the aggregate undrawn amount of all Usance Commercial Credits together with the aggregate amount of all Acceptances and deferred payment obligations which may be outstanding at any one time under each subcategory of the Usance Commercial Credit Sublimit.

This Subfacility may only be used for the following purpose: issuance of Usance Commercial Credits for the importation of wireless handsets, accessories and related components.

Documents:
Before the first Usance Commercial Credit is issued:
Trade Bank's standard form Commercial Letter of Credit Agreement;

Before each Usance Commercial Credit is issued:
Trade Bank's standard form Application For Commercial Letter of Credit;

Before each Usance Commercial Credit is amended:
Trade Bank's standard form Application For Amendment To Letter of Credit;

Term: No Usance Commercial Credit may expire more than one hundred eighty (180) days after the date it is issued.
No usance draft may have a term of more than sixty (60) calendar days.

•	Standby Credits:

Description And Purpose: Trade Bank will issue standby letters of credit (each a "Standby Credit") for the account of Borrower the purpose or purposes stated below. Subject to the credit sublimits specified above, these Standby Credits will be issued to support Borrower's open account trade terms, bid and performance bonds, industrial revenue bonds, worker's compensation obligations, or the moving of Borrower as a new customer from another bank to Trade Bank. The Standby Credit Sublimit specified above refers to the aggregate undrawn amount of all Standby Credits which may be at any one time outstanding under this Subfacility together with the aggregate amount of all drafts drawn under such Standby Credits which have not been reimbursed as provided below at such time.

This Subfacility may only be used for the following purpose: issuance of Standby Credits to new and existing vendors.

Documents:
Before the first Standby Credit is issued:
Trade Bank's standard form Standby Letter of Credit Agreement.

Before each Standby Credit is issued:
Trade Bank's standard form Application For Standby Letter of Credit.

Before each Standby Credit is amended:
Trade Bank's standard form Application For Amendment To Letter of Credit.

Term: No Standby Credit will expire more than three hundred sixty-five (365) calendar days after the date it is issued.

REIMBURSEMENTS FOR SIGHT COMMERCIAL CREDITS, USANCE COMMERCIAL CREDITS, ACCEPTANCES AND STANDBY CREDITS:

The amount of each (i) drawing paid by Trade Bank under a Sight Commercial Credit or Standby Credit and (ii) accepted drawing paid at its maturity by Trade Bank under a Usance Commercial Credit will be reimbursed to Trade Bank as follows:

by Trade Bank having Wells Fargo Bank debit any of Borrower's accounts with Wells Fargo Bank and forwarding such amount debited to Trade Bank; or

immediately on demand of Trade Bank; or

by treating such amount drawn as an advance to Borrower under Borrower's Revolving Credit Facility.

DEFAULT INTEREST RATE ON UNREIMBURSED SIGHT COMMERCIAL CREDITS, ACCEPTANCES AND STANDBY CREDITS:

Default interest will accrue at a per annum rate equal to the Prime Rate plus five percent (5%) ("Default Interest Rate") and be paid at least once each month as follows:

All drawings (i) under Sight Commercial Credits and (ii) under Standby Credits, not reimbursed on the day they are paid by Trade Bank, will bear interest at the Default Interest Rate from the date they are paid to the date such payment is fully reimbursed.

All acceptances created under Usance Commercial Credits not reimbursed on the day they mature will bear interest at the Default Interest Rate from the date they mature to the date such reimbursement is made in full.

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT: _________________________